UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 20, 2010

INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32671	58-2555670
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a regularly scheduled meeting on May 20, 2010, the Compensation Committee of IntercontinentalExchange, Inc. (the “Company”) approved new base salaries and target bonuses for the Company’s named executed officers.  The Compensation Committee approved the changes at a meeting after reviewing information on industry comparables from Towers Watson, the Compensation Committee’s compensation consultant, and relative to the results of the Company.  The new base salaries and target bonuses, which will become effective June 1, 2010, are as follows: Jeffrey C. Sprecher, Chairman and Chief Executive Officer, will have a base salary of $1,000,000 per year and his target bonus will be 175% of his base salary; Charles A. Vice, President and Chief Operating Officer, will have a base salary of $650,000 per year and his target bonus will be 125% of his base salary; David S. Goone, Senior Vice President and Chief Strategic Officer, will have a base salary of $575,000 per year and his target bonus will be 125% of his base salary; Scott A. Hill, Senior Vice President and Chief Financial Officer, will have a base salary of $575,000 per year and his target bonus will be 125% of his base salary; and Edwin Marcial, Senior Vice President and Chief Technology Officer, will have a base salary of $500,000 per year and his target bonus will be 100% of his base salary.  These base salary increases are the first increases for the Company’s named executive officers since January 2008.

Further, on May 26, 2010, IntercontinentalExchange, Inc. (the “Company”) entered into an amended and restated employment agreement for Scott A. Hill, Senior Vice President and Chief Financial Officer of the Company (the “Employment Agreement”).  The primary purpose of the amendment is to extend the term of Mr. Hill’s Employment Agreement from two years to three years.  The Company and Mr. Hill also agreed to revise the Employment Agreement to remove the Section 280G and Section 4999 of the Internal Revenue Code of 1986, as amended, tax gross-up provisions that would have been provided to Mr. Hill under his prior employment agreement.

The description of the Employment Agreement set forth above is not complete and is qualified in all respects by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2010, the Company held its annual meeting of stockholders at which the stockholders voted upon (i) the election of Charles R. Crisp, Jean-Marc Forneri, Fred W. Hatfield, Terrence F. Martell, Ph.D, Sir Callum McCarthy, Sir Robert Reid, Frederic V. Salerno, Jeffrey C. Sprecher, Judith A. Sprieser and Vincent Tese to the Company’s Board of Directors for one-year terms and (ii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The stockholders elected all ten directors and approved the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered account firm for the fiscal year ending December 31, 2010.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below:

Proposal 1.	Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes

Charles R. Crisp	57,777,573	239,123	239,123	3,759,152
Jean-Marc Forneri	57,772,177	244,519	244,519	3,759,152
Fred W. Hatfield	52,659,928	5,356,768	5,356,768	3,759,152
Terrence F. Martell, Ph.D	57,771,581	245,115	245,115	3,759,152
Sir Callum McCarthy	57,775,067	241,629	241,629	3,759,152
Sir Robert Reid	57,738,121	278,575	278,575	3,759,152
Frederic V. Salerno	45,446,707	12,569,989	12,569,989	3,759,152
Jeffrey C. Sprecher	55,597,989	2,418,707	2,418,707	3,759,152
Judith A. Sprieser	54,919,004	3,097,692	3,097,692	3,759,152
Vincent Tese	51,991,694	6,025,002	6,025,002	3,759,152

The following matters were approved by the votes indicated:

Proposal 2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For	Against	Abstain	Broker Non-votes
59,989,103	1,761,044	25,701	*
------------------------
* Not applicable

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Amended and Restated Employment Agreement, dated May 26, 2010 between IntercontinentalExchange, Inc. and Scott A. Hill.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTALEXCHANGE, INC.

/s/ Scott A. Hill
Scott A. Hill
Senior Vice President and Chief Financial Officer

Date:           May 26, 2010

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement dated May 26, 2010 between IntercontinentalExchange, Inc. and Scott A. Hill

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